Exhibit 4.4

THIRD AMDNED AND RESTATED SHAREHOLDERS AGREEMENT

THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of 27 July 2018 by and among:

(1)                       Samoyed Holding Limited, an exempted limited liability company incorporated under the laws of Cayman Islands (the “Company”);

(2)                       Samoyed Technologies Holdings Limited, a limited liability company incorporated under the laws of British Virgin Islands (“BVI”) (the “BVI Company”);

(3)                       Samoyed (HK) Limited, a limited liability company incorporated under the laws of Hong Kong Special Administrative Region of China (“Hong Kong”) (the “HK Company”);

(4)                       Shenzhen Samoyed Internet Financial Services Co., Ltd. (深圳萨摩耶互联网金融服务有限公司), a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC”, which for the purpose of this Agreement shall not include Hong Kong, Macao Special Administrative Region and Taiwan) (“Shenzhen Samoyed”);

(5)                       Shenzhen Wuyu Technologies Services Co., Ltd. (深圳无域科技技术有限公司), a limited liability company incorporated under the laws of the PRC (“Shenzhen Wuyu”, together with the Shenzhen Samoyed, the “Domestic Enterprises”, and each, a “Domestic Enterprise”);

(6)                       Shenzhen Samoyed Information Technology Co., Ltd (深圳萨摩耶信息技术有限公司), a wholly foreign-owned enterprise incorporated under the laws of the PRC (the “WFOE”, together with the Domestic Enterprises, the “PRC Companies”, and each, a “PRC Company”);

(7)                       the persons and entities listed on Schedule I hereto (such individuals, the “Founders”, and each, a “Founder”; and such entities, the “Founder HoldCos”, and each, a “Founder HoldCo”);

(8)                       the entities listed on Schedule II-A hereto (the “Series A-1 Investors”, and each, a “Series A-1 Investor”);

(9)                       the entities listed on Schedule II-B hereto (the “Series A-2 Investors”, and each, a “Series A-2 Investor”);

(10)                the entities listed on Schedule II-C hereto (the “Series A-3 Investors”, and each, a “Series A-3 Investor”);

(11)                the entities listed on Schedule II-D hereto (the “Series A-4 Investors”, and each, a “Series A-4 Investor”);

(12)                the entities listed on Schedule II-E hereto (the “Series A-5 Investors”, and each, a “Series A-5 Investor”);

(13)                the entities listed on Schedule II-F hereto (the “Series A-6 Investors”, and each, a “Series A-6 Investor”);

(14)                the entities listed on Schedule II-G hereto (the “Series A-7 Investors”, and each, a “Series A-7 Investor”); and

(15)                the entity listed on Schedule II-H hereto (the “Series A-8 Investor”, and together with the Series A-1 Investors, the Series A-2 Investors, the Series A-3 Investors, the Series A-4 Investors, the Series A-5 Investors, the Series A-6 Investors and the Series A-7 Investors, the “Investors”, and each, an “Investor”).

The Company, the BVI Company, the HK Company, the PRC Companies and the subsidiaries and branches (controlled by ownership or contractual commitment or otherwise) of the foregoing are hereinafter referred to as the “Group Companies”, and each, a “Group Company”.  The Group Companies, the Founders, the Founder HoldCos and the Investors may hereinafter be collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

A.                                    The Group Companies, the Founders, the Founder HoldCos, and certain Series A Investors (as defined below) are parties to that certain Second Amended and Restated Shareholders Agreement dated 30 June 2018 (the “Prior Agreement”).

B.                                    Certain Parties to this Agreement are parties to that certain Series A-8 Preferred Share Purchase Agreement dated as of 4 May 2018, (the “Purchase Agreement”), pursuant to which the Company has agreed, among others, to sell to the Series A-8 Investors certain series A-8 preferred shares, par value US$0.00001 per share, of the Company (the “Series A-8 Preferred Shares”) on the terms and conditions set forth in the Purchase Agreement.

C.                                    (i) YH Argo (BVI) Limited (“YH Argo”) have entered into a Share Sale and Purchase Agreement with Lee Family Living Trust DTD 9/17/2007, Charles M. Lee and Lily C. Lee, Trustees (“Lee Family Living Trust”) on May 11, 2018 pursuant to which YH Argo agreed to sell and Lee Family Living Trust agreed to purchase 2,513,296 Series A-4-1 Preferred Shares from YH Argo and (ii) YH Argo and Wei Bi have entered into a Share Sale and Purchase Agreement on May 11, 2018, pursuant to which YH Argo agreed to sell and Wei Bi agreed to purchase 753,989 Series A-4-1 Preferred Shares from YH Argo.

D.                                    Certain warrants have been exercised pursuant to which (i) 4,689,000 Series A-5-2 Preferred Shares, (ii) 23,444,000 Series A-6-2 Preferred Shares and (iii) 8,696,000 A-7-2 Preferred Shares have been purchase and (x) 4,689,000 Series A-5-1 Preferred Shares, (y) 23,444,000 Series A-6-1 Preferred Shares and (z) 8,696,000 A-7-1 Preferred Shares have been cancelled.

E.                                     4,689,000 Series A-5-2 Preferred Shares has been repurchased by the Company and further 4,689,000 Series A-5-2 Preferred Shares has been purchased by YX Venture II Holdings Limited;

F.                                      The Parties desire to amend and restate the Prior Agreement in its entirety as set forth herein and to accept the rights and obligations created pursuant hereto in lieu of their respective rights and obligations under the Prior Agreement (except for Section 12.15 of the Prior Agreement).

G.                                    As of the date hereof, the Company’s authorized preferred shares consist of (i)  [4,534,251,500] ordinary shares, par value US$0.00001 per share (each a “Ordinary Share”), (ii) 38,770,500 series A-1-1 preferred shares, par value US$0.00001 per share (each a “Series A-1-1 Preferred Share”); (iii) 38,770,500 series A-1-2 preferred shares, par value US$0.00001 per share (each a “Series A-1-2 Preferred Share”); (iv) 5,274,500 series A-2-3 preferred shares, par value US$0.00001 per share (each a “Series A-2-3 Preferred Share”); (v) 44,309,000 series A-3-1 preferred shares, par value US$0.00001 per share (each a “Series A-3-1 Preferred Share”); (vi) 44,309,000 series A-3-2 preferred shares, par value US$0.00001 per share (each a “Series A-3-2 Preferred Share”); (vii) 50,024,000 series A-4-1 preferred shares, par value US$0.00001 per share (each a “Series A-4-1 Preferred Share”); (viii) 45,804,000 series A-4-2 preferred shares, par value US$0.00001 per share (each a “Series A-4-2 Preferred Share”); (ix) 8,000,000 series A-4-3 preferred shares, par value US$0.00001 per share (each a “Series A-4-3 Preferred Share”); (x) 9,377,500 series A-5-1 preferred shares, par value US$0.00001 per share (each a “Series A-5-1 Preferred Share”) ; (xi) 14,066,500 series A-5-2 preferred shares, par value US$0.00001 per share (each a “Series A-5-2 Preferred Share”); (xii) [18,755,500] series A-6-1 preferred shares, par value US$0.00001 per share (each a “Series A-6-1 Preferred Share”); (xiii) 42,199,500 series A-6-2 preferred shares, par value US$0.00001 per share (each a “Series A-6-2 Preferred Share”); (xiv) [8,696,000] series A-7-1 preferred shares, par value US$0.00001 per share (each a “Series A-7-1 Preferred Share”); (xv) 17,392,000 series A-7-2 preferred shares, par value US$0.00001 per share (each a “Series A-7-2 Preferred Share”); and (xvi) 80,000,000 series A-8 preferred shares, par value US$0.00001 per share (each a “Series A-8 Preferred Share”);  Series A-1-1 Preferred Shares, Series A-1-2 Preferred Shares, Series A-2-3 Preferred Shares, Series A-3-1 Preferred Shares, Series A-3-2 Preferred Shares, Series A-4-1 Preferred Shares, Series A-4-2 Preferred Shares, Series A-4-3 Preferred Shares, Series A-5-1 Preferred Shares, Series A-5-2 Preferred Shares, Series A-6-1 Preferred Shares, Series A-6-2 Preferred Shares, Series A-7-1 Preferred Shares, Series A-7-2 Preferred Shares and the Series A-8 Preferred Shares collectively referred to as the “Series A Preferred Shares”.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                     INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1                                Information and Inspection Rights.  The Company covenants and agrees that, commencing on the date of this Agreement, the Company shall deliver to each holder of Series A Preferred Shares (the “Preferred Holders”, and each, a “Preferred Holder”):

(a)                                unaudited quarterly consolidated financial statements and management accounts of the Group Companies, within thirty (30) days after the end of each quarter;

(b)                                unaudited annual consolidated financial statements of the Group Companies, within forty-five (45) days after the end of each fiscal year;

(c)                                 audited annual consolidated financial statements of the Group Companies, within ninety (90) days after the end of each fiscal year, prepared by an accredited accounting firm acceptable to at least two-thirds (2/3) of all the Preferred Directors (as defined below, the “Majority Preferred Directors”);

(d)                                an annual consolidated budget and a business plan for the following fiscal year, not later than thirty (30) days prior to the end of each fiscal year;

(e)                                 copies of all documents or other information sent to any shareholder of the Company; and

(f)                                  upon the written request by any Preferred Holders, such other information as such Preferred Holder shall reasonably request (the above rights, collectively, the “Information Rights”).

All meeting minutes of the Board and Member (as defined in Restated Articles) shall be provided to each Investor within fifteen (15) business days after such minute is concluded and agreed.

All financial statements to be provided to any Preferred Holder pursuant to this Section 1.1 shall include a balance sheet as of the relevant cut-off date, an income statement, and a statement of cash flows for the relevant period, and shall be prepared in conformance with the accounting principles, standards and practices generally accepted in the PRC (the “PRC GAAP”), the U.S. Generally Accepted Accounting Principles (the “US GAAP”), or the International Financial Reporting Standards (the “IFRS”) by an accredited accounting firm acceptable to the Majority Preferred Directors.

The Company further covenants and agrees that, commencing on the Closing Date (as defined under the Purchaser Agreement), each Preferred Holder shall have the right to inspect facilities, records and books of any Group Company, at its own cost, at any time during regular working hours for a reasonable purpose and with reasonable prior notice to the Company, including the right to discuss the business, operation and conditions of the Group Companies with any Group Company’s directors, officers, employees, accountants, legal counsel and investment bankers (the above rights, collectively, the “Inspection Rights”).

The Information Rights and the Inspection Rights shall terminate upon consummation of a firm underwritten public offering of the Ordinary Shares (or securities representing such Ordinary Shares) of the Company on the Nasdaq Global Market System, the New York Stock Exchange, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, or any other recognized regional or national securities exchange acceptable to the Majority Preferred Holders (as defined below), with an offering price (exclusive of underwriting commissions and expenses) that reflects the valuation of the Company immediately prior to such offering being not less than RMB4,000,000,000 or the USD equivalent (a “Qualified Public Offering”). The terms and conditions of the Qualified Public Offering and the identity of the underwriter(s) of the Qualified Public Offering shall be subject to the prior written consent of the Majority Preferred Holders.

1.2                                Board Representation.

(a)                                 The Company.  The Company’s Fourth Amended and Restated Memorandum and Articles of Association (the “Restated Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of no more than nine (9) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Coastal Frontier International Limited (“PAG”) shall have the right to appoint and remove one (1) director (the “PAG Director”) so long as it holds at least the fourth largest number of the then outstanding Ordinary Shares (on an as-if converted basis) held by all the Preferred Holders. TLZX Development Limited (“TLZX”) shall have the right to appoint and remove one (1) director (the “Dachen Director”) so long as it holds at least the fourth largest number of the then outstanding Ordinary Shares (on an as-if converted basis) held by all the Preferred Holders.  Vision Plus Capital Fund LP (“Vision Plus Capital”) and Success Auto Limited (together with Vision Plus Capital, “VisionPlus”) shall have the right to jointly appoint and remove one (1) director (the “VisionPlus Director”) so long as they jointly hold at least the fourth largest number of the then outstanding Ordinary Shares (on an as-if converted basis) held by all the Preferred Holders.YX Venture II Holdings Limited, Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership ( 宁波梅山保税港区涌云铧信创业投资合伙企业（有限合伙）), YH Argo (BVI) Limited, Wei Bi and Lee Family Living Trust (collectively, “Yonghua”) shall have the right to jointly appoint and remove one (1) director (the “Yonghua Director”, together with the PAG Director, the Dacheng Director and the VisionPlus Director, the “Preferred Directors”) so long as they jointly hold at least the fourth largest number of the then outstanding Ordinary Shares (on an as-if converted basis) held by all the Preferred Holders.  The holders of a majority of the Ordinary Shares issued and outstanding held directly and indirectly by the Founders and the Founder HoldCos (the “Majority Founders”) shall have the right to appoint and remove five (5) directors.  The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.

(b)                                 Other Group Companies.  Unless otherwise approved by the Board, the composition of the board of directors of each other Group Company shall consist of the same persons as those then on the Board.

(c)                                  Board Observer.  CITIC Capital GL Limited (“Citic Capital”)  shall have the right to appoint and remove one (1) observer to attend all meetings of the board of directors of each Group Company and all committees thereof (whether in person, by telephone or other means) in a non-voting observer capacity.  Citic Capital and such observer shall be entitled to receive notices in relation to the meetings that such Group Company provides to other members of the board or the committees thereof at least five (5) days prior to such meetings. As long as VisionPlus Capital Fund LP is not entitled to appoint a director, on its own or jointly with any other Investor, Vision Plus Capital Fund LP shall have the right to appoint and remove one (1) observer to attend all meetings of the board of directors of each Group Company and all committees thereof (whether in person, by telephone or other means) in a non-voting observer capacity.  Vision Plus Capital Fund LP and such observer shall be entitled to receive notices in relation to the meetings that such Group Company provides to other members of the board or the committees thereof at least five (5) days prior to such meetings. As long as YIL Samoyed Ltd (“Youxin”) is not entitled to appoint a director, on its own or jointly with any other Investor, Youxin shall have the right to appoint and remove one (1) observer to attend all meetings of the board of directors of each Group Company and all committees thereof (whether in person, by telephone or other means) in a non-voting observer capacity.  Youxin and such observer shall be entitled to receive notices in relation to the meetings that such Group Company provides to other members of the board or the committees thereof at least five (5) days prior to such meetings.

2.                                     REGISTRATION RIGHTS.

2.1                                Applicability of Rights.  The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares (or securities representing such Ordinary Shares) in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2                                Definitions.  For purposes of this Section 2:

(a)                                   Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(b)                                   Registrable Securities.  The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Series A Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series A Preferred Shares, and (3) any Ordinary Shares owned or hereafter acquired by any Preferred Holder.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Series A Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder.  For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3.  The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC.  The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses.  The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses.  The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act.  The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(j)                                    Securities Act.  The term “Securities Act” shall mean the United States Securities Act of 1933, as amended and interpreted from time to time.

(k)                                 For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3                                Demand Registration.

(a)                                 Request by Holders.  If the Company shall, at any time after the earlier of (i) the fourth (4th) anniversary of the date of this Agreement or (ii) the taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of a minimum of twenty percent (20%) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within twenty (20) business days after receipt of the Request Notice. The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Request Securities, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated to, first, the Holders of Series A-8 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-8 Preferred Shares then outstanding held by each such Holder, second, the Holders of Series A-7 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-7 Preferred Shares then outstanding held by each such Holder, third, the Holders of Series A-6 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-6 Preferred Shares then outstanding held by each such Holder, fourth, the Holders of Series A-5 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-5 Preferred Shares then outstanding held by each such Holder, fifth, the Holders of Series A-4 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-4 Preferred Shares then outstanding held by each such Holder, sixth, the Holders of Series A-3 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-3 Preferred Shares then outstanding held by each such Holder, seventh, the Holders of Series A-2 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-2 Preferred Shares then outstanding held by each such Holder, and eighth, the Holders of Series A-1 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-1 Preferred Shares then outstanding held by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For the purpose of this Section 2.3(b), each Series A Preferred Share shall include the Registrable Securities converted from or issued in connection with such Series A Preferred Share.

(c)                                  Maximum Number of Demand Registrations.  The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.3 so long as such registrations have been declared or ordered effective.

(d)                                 Deferral.  Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period.  A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4                                Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)                                 Underwriting.  If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, the Holders of Series A-8 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-8 Preferred Shares then outstanding held by each such Holder, third, the Holders of Series A-7 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-7 Preferred Shares then outstanding held by each such Holder, fourth, the Holders of Series A-6 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-6 Preferred Shares then outstanding held by each such Holder, fifth, the Holders of Series A-5 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-5 Preferred Shares then outstanding held by each such Holder, sixth, the Holders of Series A-4 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-4 Preferred Shares then outstanding held by each such Holder, seventh, the Holders of Series A-3 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-3 Preferred Shares then outstanding held by each such Holder, eighth, the Holders of Series A-2 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-2 Preferred Shares then outstanding held by each such Holder, ninth, the Holders of Series A-1 Preferred Shares requesting registration on a pro rata basis according to the number of Series A-1 Preferred Shares then outstanding held by each such Holder, and tenth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the Holders of a majority of the Registrable Securities.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For the purpose of this Section 2.4(b), each Series A Preferred Share shall include the Registrable Securities converted from or issued in connection with such Series A Preferred Share.

(c)                                  Not Demand Registration.  Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above.  There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                                Form F-3 Registration.  In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1)                                 if Form F-3 is not available for such offering by the Holders;

(2)                                 if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(3)                                 if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period.  A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(4)                                 if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(5)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  Not Demand Registration.  Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d)                                 Underwriting.  If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6                                Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                                Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)                                   Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) “comfort letters” dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8                                Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9                                Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival.  The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                         Termination of the Company’s Obligations.  The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of the completion of the Qualified Public Offering of the Company.

2.11                         No Registration Rights to Third Parties.  Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback”, Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12                         Rule 144 Reporting.  With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares (or securities representing the Ordinary Shares), the Company agrees to:

(a)                                     Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                     File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                      So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13                         Market Stand-Off.  Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters.  The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent.  The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.                                     RIGHT OF PARTICIPATION.

3.1                                General.  Any Preferred Holder or any of its permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 6 (each a “Rights Holder”) shall have the right of first refusal to purchase (or designate any other person to purchase) its Pro Rata Share (as defined below) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).  Without the prior written consent of Majority Preferred Holders, the valuation of the Company prior to the issuance of the New Securities shall be no less than the higher of (a) the net asset value of the Company prior to such issuance, and (b) the sum of the valuation of the Company immediately after the Closing Date (as defined in the Purchase Agreement) plus a compounded interest accrued from the Closing Date at the rate of 15% per annum, based on a 365-day year, and (c) the subscriber of the New Securities shall not be granted any right that is more favorable than any existing Investor (save for those rights otherwise agreed by the Investors).  Each Rights Holder may apportion, at its sole discretion, its Pro Rata Share among its Affiliates in any proportion.

3.2                                Pro Rata Share. For the purposes of the Right of Participation, the Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) issued and outstanding immediately prior to the issuance of New Securities.

3.3                                New Securities. “New Securities” shall mean any preferred shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such preferred shares, Ordinary Shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred shares, Ordinary Shares or other voting shares of the Company, provided, however, that the term “New Securities” shall not include:

(a)                                 up to 10,824,914 Ordinary Shares and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s ESOP (as defined in the Purchase Agreement) approved by the Board of the Company and the shareholders of the Company pursuant to this Agreement;

(b)                                 any securities issued in connection with any share split, share dividend, reclassification or other similar event in which all Rights Holder are entitled to participate on a pro rata basis;

(c)                                  any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(d)                                 any Series A Preferred Shares issued under the Purchase Agreement;

(e)                                  any securities issued pursuant to a Qualified Public Offering;

(f)                                   any Ordinary Shares issued upon the conversion of the Series A Preferred Shares;

(g)                                  any securities issued pursuant to certain warrants granted or to be granted to certain Series A Investors (the “Investor Warrants”), the list of which is set out in Exhibit B; or

(h)                                 any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, any business or assets of such other corporation or entity or any equity ownership or voting power of such other corporation or entity as approved by the Board.

3.4                                Procedures.

(a)                                 First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Rights Holder shall have twenty (20) business days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase any part of such Rights Holder’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share of the New Securities).  If any Rights Holder fails to so agree in writing within the First Participation Period to purchase such Rights Holder’s full Pro Rata Share of the New Securities, then such Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription.  If any Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Rights Holders who exercised their Right of Participation and purchased its/his full Pro Rata Share of the New Securities (the “Right Participants”) in accordance with subsection (a) above.  Each Right Participant shall have ten (10) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such notice may be made by telephone if confirmed in writing within two (2) business days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities subject to Right of Participation available for subscription by (ii) a fraction,  the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary (calculated on an as-converted basis) held by all the oversubscribing Right Participants.  Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5                                Failure to Exercise.  Upon the expiration of the Second Participation Period or upon the expiration of the First Participation Period in the event no Rights Holder exercises the Right of Participation during the First Participation Period, the Company shall have one-hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such one-hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.6                                Termination.  The Right of Participation for each Rights Holder shall terminate immediately prior to a Qualified Public Offering.

4.                                       TRANSFER RESTRICTIONS.

4.1                                Certain Definitions.  For purposes of this Section 4, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding preferred shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; and “Restricted Shares” means any of the Company’s securities now owned or subsequently acquired, directly or indirectly, by any of the Founders, the Founder HoldCos, and their respective Permitted Transferees.

4.2                                Sale of Restricted Shares; Notice of Sale.  Subject to Section 4.7 of this Agreement, if any holder of the Restricted Shares (collectively the “Selling Shareholders”, and each, a “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Rights Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3                                Right of First Refusal.

(a)                                   Rights Holders’ Option.  Each Rights Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other Rights Holder, within twenty (20) business days following the date of the Transfer Notice (the “First Refusal Period”), to elect to purchase, by serving a written notice to the Selling Shareholder, all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Rights Holder at the time of the transaction, and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Rights Holders at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice.  To the extent that any Rights Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Rights Holders shall, within five (5) business days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising Rights Holder so that any remaining Offered Shares may be allocated to those exercising Rights Holders on a pro rata basis.  For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by a Rights Holder exercising its right of first refusal, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then held by all Rights Holders exercising their respective rights of first refusal.

(b)                                   Action Required.  A Rights Holder shall not have the right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all, or any of its pro rata share, of the Offered Shares.

(c)                                    Expiration Notice.  Within twenty (20) business days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each Rights Holder specifying either (i) that all of the Offered Shares were purchased by the Rights Holders by exercising their rights of first refusal, or (ii) that the Rights Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(d)                                   Purchase Price.  The purchase price per share for the Offered Shares to be purchased by the Rights Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice, and will be payable as set forth in Section 4.3(e).  If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board (including the consent of the Majority Preferred Directors) in good faith, which determination will be binding upon the Rights Holders, and the Selling Shareholder, absent fraud or error.

(e)                                    Payment.  Payment of the purchase price per share for the Offered Shares purchased by the Rights Holders shall be made within twenty (20) business days following the date of the First Refusal Expiration Notice.  Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(f)                                     Rights of a Selling Shareholder.  If any Rights Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Rights Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Rights Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Rights Holder.

(g)                                    Application of Co-Sale Rights.  If the Rights Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4                                Co-Sale Right.  To the extent the Rights Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each Rights Holder that has not exercised its right of first refusal provided in Section 4.3 above shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Rights Holder (the “Co-Sale Notice”) within twenty (20) business days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice.  The Co-Sale Notice shall set forth the number of Company securities (on an absolute and as converted to Ordinary Shares basis) that such participating Rights Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Rights Holder.  To the extent one or more of the Rights Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The co-sale right of each Rights Holder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion.  Each Rights Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of the Ordinary Shares (on an as-converted basis) owned by such Rights Holder exercising their co-sale rights at the time of the sale or transfer, and the denominator of which is the total number of (A) the Ordinary Shares owned by the Selling Shareholder (excluding any Ordinary Shares of the Selling Shareholder on which any Rights Holder has exercised its right of first refusal), and (B) the total number of the Ordinary Shares (on an as-converted basis) owned by all Rights Holders exercising their co-sale rights hereunder (“Co-Sale Pro Rata Portion”).

(b)                                 Transferred Shares.  Each participating Rights Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)                                     the number of Company securities which such Rights Holder elects to sell;

(ii)                                  that number of Series A Preferred Shares, which is at such time convertible into the number of Ordinary Shares that such Rights Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the transfer of Series A Preferred Shares in lieu of Ordinary Shares, such Rights Holder shall convert such Series A Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Subsection 4.4(b)(i) above.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)                               a combination of the above.

(c)                                  Payment to Rights Holders; Registration of Transfer.  The share certificate or certificates that the participating Rights Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Rights Holder that portion of the sale proceeds to which such Rights Holder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Rights Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares without such Rights Holder’s prior written consent.  The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Series A Preferred Shares or Ordinary Shares being transferred from the participating Rights Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by Rights Holders of their co-sale rights under this Section 4.4.

4.5                                Right to Transfer.  The Selling Shareholder may, not later than thirty (30) business days following receipt of the First Refusal Expiration Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and the number of which shall have not been reduced pursuant to the right of first refusal and co-sale right of the Rights Holders hereunder, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice.  Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares not consummated within such thirty (30) business days period by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the Rights Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections 4 of this Agreement.

4.6                                Exempt Transfers.  Subject to Section 4.7 hereof, the right of first refusal and co-sale right of the Rights Holders shall not apply (i) to any sale or transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship or (ii) to any transfer of shares to an entity wholly-owned by the Founder, provided that such transfer shall be in compliance with any applicable laws including without limitations “Notice on Issues Relating to the Administration of Foreign Exchange in Overseas Investment, Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (关于境内居民通过境外特殊目的公司境外投融资及返程投资外汇管理有关问题的通知)” or any other applicable State Administration of Foreign Exchange of the PRC rules and regulations.

4.7                                Prohibited Transfers.

(a)                                 Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 4.6 above, without the prior written approval of the Board of the Company and the shareholders of the Company pursuant to this Agreement, none of the Founders and the Founder HoldCos shall directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any securities of the Company held directly or indirectly by such Founder or the Founder HoldCo or their respective Permitted Transferees to any person prior to the initial public offering of the Company.

(b)                                 Any attempt by a Founder or the Founder HoldCo to transfer or otherwise dispose of any securities of the Company in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Company securities without the prior written approval of the Board of the Company and the shareholders of the Company pursuant to this Agreement.

4.8                                Restriction on Indirect Transfers.  Notwithstanding anything to the contrary herein, without the prior written approval of the Board of the Company and the shareholders of the Company pursuant to this Agreement:

(a)                                 (i) Each Founder shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by such Founder in the applicable Founder HoldCo to any person, and each Founder HoldCo hereby agrees it will not effect a transfer in violation of the foregoing sentence nor will it treat any alleged transferee as the holder of such shares; and (ii) none of the Founders shall, and each Founder shall cause the Founder HoldCo held by such Founder not to, issue to any person any equity securities of such Founder HoldCos or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Founder HoldCo.

(b)                                 None of the Founders shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by the Founders in any Domestic Enterprise to any person.  Any transfer in violation of this Section 4.8(b) shall be void and each Domestic Enterprise hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c)                                  None of the Domestic Enterprises shall, and the Founders shall cause each Domestic Enterprise not to, issue to any person any equity securities of such Domestic Enterprise, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Domestic Enterprise.

4.9                                 Legend.

(a)                                 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                 The Founders agree that the Company may instruct its transfer agent to impose transfer restrictions on the existing or future shares represented by certificates bearing the legend referred to in Section 4.9(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so.  The legend shall be removed upon termination of the provisions of this Section 4.

4.10                          Transfer by the Rights Holders.  For the avoidance of doubt, each Rights Holder may freely transfer any equity securities of the Company now or hereafter owned or held by it without limitation; provided that (a) such transfer is effected in compliance with all applicable laws, (b) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as a “Rights Holder” (if not already a Party hereto) upon and after such transfer.  The Company will update its register of members upon the consummation of any such permitted transfer.

4.11                          Term.  The provisions under this Section 4 shall terminate upon the completion of a Qualified Public Offering.

5.                                       DRAG ALONG OBLIGATION.

5.1                               Drag-Along Initiating Rights.  If the Company fails to consummate a Qualified Public Offering prior to December 31, 2020, the Preferred Holder (including Holders Acting in Concert (as defined below)) (i) that is entitled to appoint a director to the Board and (ii) whose Shares have the highest issue price per share among all the Preferred Holders (the “Drag-Along Initiating Shareholder”) shall have the right to initiate the process of drag-along transaction (the “Drag-Along Initiating Notice”).  For the purpose of this Section 5.1, (i) the “issue price per share” for the Shares held by a Preferred Holder is equal to the product obtained by a fraction, the numerator of which is the total investment amount of such Preferred Holder, and the denominator of which is the total number of the Ordinary Shares (on an as-converted basis) owned by such Preferred Holder; (ii) the “total investment amount” shall mean, with respect to YIL Samoyed Ltd, RMB20,000,000; with respect to Vision Plus Capital Fund LP, RMB33,186,250; with respect to TLZX Development Limited, RMB72,020,914; with respect to TLZL Development Limited, RMB4,800,000; with respect to Welight Capital L.P., RMB10,900,560; with respect to Success Auto Limited, RMB30,000,000; with respect to YH Argo (BVI) Limited, RMB63,314,151; with respect toYX Venture II Holdings Limited, RMB10,000,000; with respect to CITIC Capital GL Limited, RMB60,000,000; with respect to Rongxin Assets (HK) Co., Limited, RMB10,000,000; with respect to Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership ( 宁波梅山保税港区涌云铧信创业投资合伙企业（有限合伙）), RMB10,000,000; with respect to PAG, RMB200,000,000; with respect to Wei Bi, RMB 1,890,000; with respect to Lee Family Living Trust, RMB 6,300,000. All Series A Preferred Shares held or acquired by VisionPlus shall be aggregated together for the purpose of determining the availability of any rights under this Section 5. All Series A Preferred Shares held or acquired by Yonghua shall be aggregated together for the purpose of determining the availability of any rights under this Section 5.

5.2                               Drag-Along Transactions.  Within three (3) months following the Drag-Along Initiating Notice (the “Bidding Period”), any Preferred Holder (including Holders Acting in Concert) that is entitled to appoint a director to the Board (the “Drag-Along Shareholders”, and for the avoidance of doubt shall include the Drag-Along Initiating Shareholder) may seek prospective purchasers for a Trade Sale (the “Drag-Along Transaction”) and give a written notice to each other shareholders of the Company (the “Drag-Along Notice”) specifying its intention to propose a Drag-Along Transaction, provided that such Drag-Along Transaction shall satisfy the Minimum Drag-Along Threshold.  For the purpose of this Section 5, the “Minimum Drag-Along Threshold” means (i) the total valuation of the Company in such Drag-Along Transaction shall be no less than the higher of (x) RMB two (2) billion, and (y) ten (10) times the consolidated accumulative net profit of the Company in the twelve (12) consecutive months preceding to the date of the Drag-Along Initiating Notice, and (ii) the prospective purchaser (the “Offeror”) in such Drag-Along Transaction has extended a legally binding offer.

In the event more than one (1) Drag-Along Notices are delivered during the Bidding Period, the Drag-Along Notice that provides for the highest valuation of the Company shall prevail; in the event the valuation of the Company equal, the Drag-Along Notice that provides for more favorable remaining terms shall prevail; and in the event the valuation of the Company and all the remaining terms equal, the earlier/earliest Drag-Along Notice shall prevail (the prevailing Drag-Along Notice, the “Prevailing Drag-Along Notice”).

In the event no Drag-Along Notice is delivered during the Bidding Period, immediately after the expiration of the Bidding Period, the Drag-Along Initiating Shareholder shall have the right to give a written notice to each other shareholders of the Company requesting such shareholder of the Company to participate in the Drag-Along Transaction proposed by the Drag-Along Initiating Shareholder (the “Drag-Along Initiating Shareholder Drag-Along Notice”, together with the Prevailing Drag-Along Notice, the “Final Drag-Along Notice”).  The Preferred Holder giving the Final Drag-Along Notice is referred to as the “Final Drag-Along Shareholder”. For the avoidance of the doubt, such Drag-Along Transaction shall also satisfy the Minimum Drag-Along Threshold.

5.3                               Within thirty (30) days upon receipt of the Final Drag-Along Notice, each of the other shareholders of the Company (the “Dragged Holders”) shall (i) vote or give its written consent with respect to all the Shares held by it, and cause any director of the Company appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer such percentage of securities agreed by the Drag-Along Shareholders on the substantially same terms and conditions as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; provided, however, that any proceeds from the Drag-Along Transaction shall be distributed to all the shareholders ratably in proportion to the number of Ordinary Shares held by them (on an as-converted basis) ; provided, further, that certain shareholders may be given the right or opportunity to exchange or roll a portion of their equity securities of the Company for equity securities of the acquirer or an affiliate thereof in the Drag-Along Transaction, but in such event there shall be no obligation to afford such right or opportunity to all of the shareholders; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Restated Articles of the Company.  The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 5.3.  In any such Drag-Along Transaction, (i) each shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Final Drag-Along Shareholders’ expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each shareholder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Drag-Along Transaction (other than those that relate specifically to a particular shareholder, such as indemnification with respect to representations and warranties given by such shareholder regarding such shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder) but only up to the net proceeds paid to such shareholder in connection with such Drag-Along Transaction.  Without limiting the foregoing sentence, no shareholder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties).

5.4                               Grant of Proxy.  In the event that any shareholder fails for any reason to take any of the foregoing actions under Section 5.3 or purchase the Shares held by the Final Drag-Along Shareholders as set forth below, such shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag-Along Transaction to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof.  Notwithstanding any provision to the contrary in this Section 5, the Dragged Holders may elect not to vote or give their consent with respect to all the Shares directly or indirectly held by them in favor of such proposed Drag-Along Transaction, but in any such event, the Dragged Holders shall be obligated to purchase all the Shares held by the Final Drag-Along Shareholders under the same terms and conditions as offered by the prospective Offeror of the proposed Drag-Along Transaction set forth in the Final Drag-Along Notice.

5.5                               The Holders Acting in Concert shall have fulfilled all necessary internal corporate and other proceedings in connection with the initiation and consummation of the Drag-Along Transaction and confirm the fulfilment of such proceeding requirement in the Drag-Along Initiating Notice and the Drag-Along Notice(s) respectively.  For the avoidance of doubt, no single holder in the Holders Acting in Concert alone shall have any right to initiate any Drag-Along Transaction or any drag-along rights hereunder.

5.6                               For purposes of this Agreement, a “Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger, consolidation or business combination hold, immediately after such merger, consolidation or business combination shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

5.7                               Term.  The provisions under this Section 5 shall terminate upon the completion of a Qualified Public Offering.

6.                                       AMENDMENT AND ASSIGNMENT.

6.1                               Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to any rights enjoyed by any Group Company, only by the Company; (ii) as to any rights enjoyed by the holders of the Series A Preferred Shares, by Majority Preferred Holders; and (iii) as to any rights enjoyed by Founder HoldCos or Founders, by the Majority Founders; provided, however, that any holder of Series A Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series A Preferred Shares and any Founder or Founder HoldCo may waive any of its rights hereunder without obtaining the consent of any other Founder or Founder HoldCo.  Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon the Company, each Founder, each other shareholder of the Company and their respective assigns.

6.2                               Assignment.  Notwithstanding anything herein to the contrary, any and all of the rights available to any holder of Series A Preferred Shares under this Agreement and/or any other Transaction Document (as defined in the Purchase Agreement) shall be fully transferable and assignable in connection with a transfer of Series A Preferred Shares or Ordinary Shares issuable upon conversion of such Series A Preferred Shares by such holder of Series A Preferred Shares; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

7.                                       NON-COMPETITION UNDERTAKINGS.

7.1                                Non-Competition.  Each Founder hereby covenants and undertakes that such Founder shall devote one hundred percent (100%) of his working time and attention to the business of the Group Companies, and use the best efforts of such Founder to develop the business and care for the interests of the Group Companies.  Each Founder hereby further covenants and undertakes that, unless conducted through the Group Companies or upon the prior written consent of the Majority Preferred Holders (as defined below), during the greater of (i) the period when such Founder holds any office with any Group Company; and (ii) the period when such Founder holds any direct or indirect equity interest in any Group Company, and for a further period of twenty four (24) months thereafter, such Founder shall not, directly or indirectly through any Affiliate or Associate (as defined in the Purchase Agreement), own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is within or related to the Principal Business (as defined in the Purchase Agreement) or otherwise competes with the business of any Group Company.

7.2                                Non-Solicitation.  Each Founder hereby further covenants and undertakes that, during the greater of (i) the period when such Founder holds any office with any Group Company; and (ii) the period when such Founder holds any direct or indirect equity interest in any Group Company, and for a further period of twenty four (24) months thereafter, such Founder shall not cause, solicit, induce or encourage any employees of the Group Companies to leave such employment or cause, permit or encourage any person or entity other than the Group Companies to hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

7.3                                The Founders shall procure that each management personnel and Key Employee (as defined under the Purchase Agreement) of the Group Companies, the list of which shall be agreed upon by the Majority Preferred Holders, shall enter into a standard form employment agreement containing provisions of confidentiality, intellectual property rights assignment, non-compete and non-solicitation obligations of the employee in form and substance satisfactory to the Majority Preferred Holders and shall undertake to the same non-compete and non-solicitation obligations as provided above, where applicable.

8.                                       CONFIDENTIALITY AND NON-DISCLOSURE.

8.1                                Disclosure of Terms. The terms and conditions of this Agreement and each other Transaction Document, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

8.2                                Press Releases. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Majority Preferred Holders.  No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Majority Preferred Holders.  Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investor.

8.3                                Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

8.4                                Legally Compelled Disclosure.  In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact to the extent permitted by applicable laws and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

8.5                                Other Information. The provisions of this Section 8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

8.6                                Notices. All notices required under this section shall be made pursuant to Section 11.1 of this Agreement.

9.                                      PROTECTIVE PROVISIONS.  In addition to such other limitations as may be provided in the Restated Articles, any of the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall be approved pursuant to this Agreement prior to a Qualified Public Offering (For purpose of this Section 8, the term “Company” means, in each case, the Company itself as well as any other Group Company, unless wholly inapplicable):

(1)                                 any action that increases, reduces or cancels the authorized number of any class or series of shares of the Company, or the number of the authorized or issued share capital of any Group Company, or that authorizes, creates, issues, or repurchases, redeems, or retires any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants except for the redemption of Series A Preferred Shares and the Ordinary Shares issuable upon conversion of the Series A Preferred Shares by the Company pursuant to the Restated Articles, or grant or issue any options, warrants, or rights which may require the issue of shares in the future, or any other action which has the effect of diluting or reducing the effective shareholding of the Investors in the Company;

(2)                                 any consolidation or merger with or into any other business entity, the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of any Group Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions;

(3)                                 any sale, pledge, transfer, disposal or dilution of the Company’s direct or indirect equity interests in any other Group Company except for any transfer by the Preferred Holders or any investment in equity interest of any entity other than a Group Company, in excess of RMB5,000,000 individually or 10% of the net asset of the Company in the aggregate during any fiscal year in any other entities;

(4)                                 any acquisition of the business and assets (including liabilities) of any other entity or person other than a Group Company, or any transfer of the business and assets (including liabilities and goodwill) of any Group Company in excess of RMB5,000,000 individually or 10% of the net asset of the Company in the aggregate during any fiscal year;

(5)                                 any transaction involving the use of any technology, trademark, other intellectual property and services of any other entity or person other than a Group Company in excess of RMB5,000,000 individually;

(6)                                 provide any guarantee for indebtedness (security interest, pledge, lien or charge) to any other entity or person other than a Group Company, except as otherwise provided herein or under any of the Transaction Documents or to the banks, licensed non-bank financial institutions, other qualified institutions or bonding companies for projects approved by the shareholders of the Company in the ordinary course of business in exchange for business support from such financial institutions;

(7)                                 any creation, issuance or incurrence of any security interest, lien, charge or other encumbrance on all or any part of the real property or assets (including but not limited to any intangible assets) of any Group Company or any sale, transfer or disposal of all or a substantial part of the goodwill, any material technology, intellectual property or any other intangible assets owned by any Group Company;

(8)                                 any donation, cancellation of indebtedness or waiver of rights in excess of RMB200,000 in the aggregate during any fiscal year;

(9)                                 extension of any loan or advance to, any other entity or person other than to a Group Company in excess of RMB5,000,000 in the aggregate during any fiscal year except for making advancement to lending financial institutions in favor of a overdue client of the Group Company in the ordinary course of business;

(10)                          incurrence of indebtedness of any borrowed money including bank loans or bond issuance in excess of RMB20,000,000;

(11)                          any transactions between any Group Company and any director, officer, shareholder or any of such person’s affiliates of any Group Company;

(12)                          any transaction(s) with value in excess of RMB1,000,000 individually or RMB5,000,000 in the aggregate during any fiscal year, whether as to the incurrence of non-operational capital expenditure (in particular, the purchase of vehicles, yacht, sports facilities, entertainment facilities and housing) or non-operational fees or expense;

(13)                          the adoption, amendment or termination of the employee share incentive plan, or other equity incentive, purchase, or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, or any increase of the employee compensation or welfare benefit by more than 20% as compare to the preceding year’s average standard;

(14)                          incurrence of any security interest, lien, charge or other encumbrance on or dispose of equity interest of any subsidiary by any Group Company;

(15)                          any change to the Principal Business, establish any new business line other than the Principal Business, enter into any speculative business except for the purpose of ordinary cash management, or any material change to the business plan of any Group Company;

(16)                          the appointment or removal of the auditors of any Group Company;

(17)                          adoption or amendment of any plans for any public offering of any debt or equity securities of the Company, including but not limited to a Qualified Public Offering;

(18)                          any distribution of profits among the shareholders by way of dividend, (interim or otherwise), capitalization of reserves or otherwise;

(19)                          the appointment and removal of, for the chairman of the Board, CEO, CFO, secretary of the Board, who must be nominated by the Founders or the Founder Holdcos;

(20)                          alteration or change the rights, preferences, privileges, or the power of the Preferred Holders, or the restrictions set forth on the Transaction Documents for the interest of the Preferred Holders;

(21)                          approval or amendment of any other actions that are not listed above but may have a material impact on the interest of the directors or shareholders of the Company and are in excess of RMB5,000,000;

(22)                          any alteration or amendment to the memorandum and articles of association or any other constitutional documents of any Group Company; and

(23)                          any transfer, assign, encumber or otherwise dispose of ordinary shares held by Founder Holdcos.

All the matters above shall be resolved by the Board and shall require the consent of no less than two-thirds of the directors of the Board, which consent shall include the consent of the Majority Preferred Directors.  Matters set forth in subsections 9(1), (2), (3), (4), (6), (10), (13), (14), (15), (17), (18), (20), (21), (22) and (23) above shall first be resolved by the Board and then be resolved by the shareholders of the Company and shall require the consent of the holders of no less than two-thirds of the then outstanding Ordinary Shares (calculated on an as-converted basis), which consent shall include the consent of the holders of no less than two-thirds of the then outstanding Ordinary Shares (calculated on an as-converted basis) held by all the Preferred Holders (the “Majority Preferred Holders”).  All the Founders and Founder Holdcos hereby agree that they shall use their best efforts to ensure that each Preferred Holder shall be entitled to receive notices, minutes and all other materials in relation to the matters that require the shareholders’ consent, and to coordinate each Preferred Holder to reach consensus for the matters that require the shareholders’ consent.

10.                                      MAINTENANCE OF BANK ACCOUNTS.  The Company, the BVI Company and the HK Company shall maintain the bank accounts in the manner satisfactory to the Majority Preferred Directors.  Proceeds from the issuance of Series A-8 Preferred Shares shall be used solely for (i) repayment of Domestic Loan (as defined the Purchase Agreement)  and/or (ii) the development and operation of Principal Business, capital expenditure and general working capital related to the Company’s business and for such other purposes and in such manners as approved by the by the Board of the Company, and in any event, without the prior written consent by PAG, none of such funds shall be used to repay any or all part of the indebtedness by any Group Company to any shareholder, director, officer of any Group Company or any persons affiliated or associated to such shareholder, director or officer.

11                                           UNITED STATES TAX MATTERS.

11.1                        None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

11.2                        The Company shall use, and shall cause each of its subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

11.3                        The Company shall use its best efforts to avoid future status of the Company or any of its subsidiaries as a PFIC.  Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply).  If the Company determines that the Company or any of its subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each Preferred Holder that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).  The Company shall be required to provide the information described above to an Indirect US Investor if the relevant Preferred Holder requests in writing that the Company provide such information to such Indirect US Investor.

11.4                        Each Founder represents that such Founder is not a United States Person and the Founder HoldCo held by such Founder is not owned, wholly or in part, directly or indirectly, by any United States Person.  The Founders and Founder HoldCos shall provide prompt written notice to the Company of any subsequent change in its United States Person status.  The Company shall use its best efforts to avoid future status of the Company or any of its subsidiaries as a CFC.  Upon written request of a Preferred Holder from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Preferred Holder to determine whether the Company is a CFC.  In the event that the Company does not have in its possession all the information necessary for the Preferred Holders to make such determination, the Company shall promptly procure such information from its shareholders.  The Company shall, (i) upon written request of a Preferred Holder, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its subsidiaries’ classification as a CFC.  The Company and each of its subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its subsidiaries is a CFC, income that would be includible in the income of such Preferred Holder (or any Indirect US Investor) pursuant to Section 951 of the Code.

11.5                        The Company shall comply and shall cause each of its subsidiaries to comply with all record-keeping, reporting, and other requirements that a Preferred Holder informs the Company are necessary to enable such Preferred Holder to comply with any applicable US tax rules.  The Company shall also provide each Preferred Holder with any information reasonably requested by such Preferred Holder to enable such Preferred Holder to comply with any applicable US tax rules.

11.6                        The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 11shall be borne by the Company.

12                                  GENERAL PROVISIONS.

12.1                        Most Favorable Nation Treatment.  The Founders and Founder Holdcos jointly and severally undertake to each Investor that save as otherwise waived by such Investor in writing, in the event any Group Company grants, issues, or provides any other investor, shareholder or Person (each, a “Relevant Person”) any right, privilege or protection more favorable than those granted to such Investor, then such Investor shall have the right to require that such Group Company concurrently grants, issues, or provides the same rights, privileges or protections to such Investor pari passu with such Relevant Person.

12.2                         Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) when sent by e-email on the same day as it was sent to the e-mail address provided by the intended recipient, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; (d) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (e) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.2 by giving the other party written notice of the new address in the manner set forth above.

12.3                         Entire Agreement. This Agreement and other Transaction Documents (as defined in the Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

12.4                         Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

12.5                         Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties.  In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.6                         Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.7                         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

12.8                         Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.  Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.9                         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10                  Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A Preferred Shares, or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Preferred Shares, or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.11                  Aggregation of Shares. All Series A Preferred Shares, or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.12                  Joinder of Rongxin and other Subsidiaries to this Agreement.  If any Group Company or its Affiliates forms or acquires an equity stake in any other subsidiary, the Founders and the Company covenants and agrees to take all action necessary to cause such other subsidiary to enter into and become a party to this Agreement, as a “Group Company”. The Founders and the Company covenants and agrees to use commercially reasonable efforts to take all action necessary to cause RONGXIN ASSETS (HK) CO., LIMITED to enter into and become a party to this Agreement as a “Series A-7 Investor” as soon as practicable and all the Parties agree that RONGXIN ASSETS (HK) CO., LIMITED may enter into and become a party to this Agreement as a “Series A-7 Investor” by executing an adherence letter to this Agreement without any further actions of the Parties.

12.13                  Dispute Resolution.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in effect when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules.  The arbitration tribunal shall consist of three arbitrators to be appointed according to the Rules.  The language of the arbitration shall be English.

12.14                  Shareholders Agreement to Control.  If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control with respect to each shareholder of the Company only.  If appropriate, the parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law. Without prejudice to the generality of the foregoing, if there are inconsistencies between the provisions of this Agreement and those of the Restructuring Agreement (as defined in the Purchase Agreement), the terms of this Agreement shall control.

12.15                  Termination of Former Onshore Agreements.                                              Each Party hereby confirm that, save as the equity investments made thereunder, the Subscription Agreement dated 14 July 2015 by and among Shenzhen Samoyed, Renrendai Commercial Advisory (Beijing) Co., Ltd (人人贷商务顾问（北京）有限公司), Youzhongxinye Finance Information Services (Shanghai) Co., Ltd (友众信业金融信息服务（上海）有限公司) and other parties thereto, the Investment Agreement dated 25 December 2015 by and among Chen Kang, Yang Zhou, Shenzhen Samoyed and certain other parties thereto, the Subscription Agreement dated 9 May 2016 by and among Shenzhen Samoyed, Beijing Welight Equity Investment Limited Partnership (北京微光股权投资合伙企业（有限合伙）), Hangzhou VisionPlus Equity Investment Limited Partnership (杭州圆景股权投资合伙企业（有限合伙）), Shenzhen Jinshengshuosheng Venture Capital Investment Center Limited Partnership (深圳金晟硕昇创业投资中心（有限合伙）, Zhongyang Liu and other parties thereto, the Subscription Agreement dated 8 April 2016 by and among Shenzhen Samoyed, Shenzhen Fortune Chuangkun Equity Investment Limited Partnership (深圳市达晨创坤股权投资企业（有限合伙）), Xiamen Fortune Haixia Venture Capital Investment Management Co., Ltd (厦门达晨海峡创业投资管理有限公司), Bing Xiao and certain other parties thereto, the Subscription Agreement dated 25 August 2016 by and among Shenzhen Samoyed, Shanghai Hongcheng Equity Investment Limited Partnership (上海泓成股权投资合伙企业（有限合伙）), Shanghai Yongyu II Equity Investment Limited Partnership (上海涌裕二期股权投资合伙企业（有限合伙）) and certain other parties thereto, the Subscription Agreement dated 5 December 2016 by and among Shenzhen Samoyed, Tianjin Yuebo Investment Consulting Co., Ltd (天津跃波投资咨询有限公司), Heilongjiang Hayindahenke Industrial Investment Center Limited Partnership (黑龙江哈银大恒科产业投资中心（有限合伙）) and certain other parties thereto, the Seventh Subscription Agreement dated 3 July 2017 by and among Shenzhen Fortune Chuangkun Equity Investment Limited Partnership (深圳市达晨创坤股权投资企业（有限合伙）), Tianjin Yuebo Investment Consulting Co., Ltd (天津跃波投资咨询有限公司), Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership (宁波梅山保税港区涌云铧信创业投资合伙企业（有限合伙）), Hongyun Investment Holding Co., Ltd (宏运投资控股有限公司) and certain other parties thereto, and all the other current or former agreements (including but not limited to supplementary agreements to subscription agreements and certain supplementary agreement to a share transfer agreement dated 12 February 2018 by and among Shenzhen Fortune Chuangkun Equity Investment Limited Partnership (深圳市达晨创坤股权投资企业（有限合伙）), Founder and certain other parties thereto), warranties, undertakings, letters and any other documents by any Party, whether in oral or written form, in connection with or as stated in such subscription and investment agreements (collectively the “Former Onshore Agreements”) terminated on 20 April 2018.

12.16                  This Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 2, 3.6, 4.11, 5.7, 6, 8, and 12.2 through 12.16 shall terminate on the completion of a Qualified Public Offering.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Samoyed Holding Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Samoyed Technologies Holdings Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Samoyed (HK) Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Shenzhen Samoyed Information Technology Co., Ltd (深圳萨摩耶信息技术有限公司)

By:	/s/ Lin Jianming
Name:	LIN Jianming（林建明）
Title:	Legal Representative（法定代表人）

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Shenzhen Samoyed Internet Financial Services Co., Ltd. (深圳萨摩耶互联网金融服务有限公司)

By:	/s/ Lin Jianming
Name:	LIN Jianming（林建明）
Title:	Legal Representative（法定代表人）

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANY:

Shenzhen Wuyu Technologies Services Co., Ltd. (深圳无域科技技术有限公司)

By:	/s/ Lin Jianming
Name:	LIN Jianming（林建明）
Title:	Legal Representative（法定代表人）

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDER:

LIN JIANMING (林建明)

By:	/s/ Lin Jianming

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDER:

TANG DEBIN (唐德宾)

By:	/s/ Tang Debin

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDER HOLDCO:

TL Development Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDER HOLDCO:

TLJC Development Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDER HOLDCO:

TLJL Development Limited

By:	/s/ Lin Jianming
Name:	LIN Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

YIL Samoyed Ltd

By:	/s/ Cheung Sik Sze
Name:	Cheung Sik Sze
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Vision Plus Capital Fund LP

By:	/s/ Wu Yongming
Name:	Wu Yongming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

TLZX Development Limited

By:	/s/ Lin Jianming
Name:	Lin Jianming (林建明)
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

TLZL Development Limited

By:	/s/ Lin Jianming
Name:	Lin Jianming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Welight Capital L.P.

By:	/s/ Wu Xiaoguang
Name:	Wu Xiaoguang
Title:	Authorized signatory

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Success Auto Limited

By:	/s/ Tian Min
Name:	Tian Min
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

YX Venture II Holdings Limited

By:	/s/ Hong Yixiu
Name:	Hong Yixiu
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

YH Argo (BVI) Limited

By:	/s/ Mu Yue
Name:	Mu Yue
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

CITIC Capital GL Limited

By:	/s/ Jiang Xiaofeng
Name:	Jiang Xiaofeng
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

NINGBO MEISHAN FREE TRADE HARBOUR AREA YONGYUN HUAXIN VENTURE CAPITAL LIMITED PARTNERSHIP ( 宁波梅山保税港区涌云铧信创业投资合伙企业（有限合伙）

By:	/s/ Hong Yixiu
Name:	Hong Yixiu
Title:	Executive partner

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

LEE FAMILY LIVING TRUST DTD 9/17/2007, CHARLES M. LEE AND LILY C. LEE, TRUSTEES

By:	/s/ Charles Mien Chun Lee
Name:	Charles Mien Chun Lee
Title:	Trustee

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

WEI BI

By:	/s/ Wei Bi

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

COASTAL FRONTIER INTERNATIONAL LIMITED

By:	/s/ David Jaemin Kim
Name:	David Jaemin Kim
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement

SCHEDULE I

LIST OF FOUNDERS AND FOUDNER HOLDCOS

Founders:

1.             LIN Jianming (林建明)

2.             TANG Debin(唐德宾)

Founder Holdcos:

1.             TL Development Limited

2.             TLJC Development Limited

3.             TLJL Development Limited

SCHEDULE II-A

LIST OF SERIES A-1 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
YIL Samoyed Ltd	38,770,500	Series A-1-1 Preferred Shares

SCHEDULE II-B

LIST OF SERIES A-2 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
Vision Plus Capital Fund LP	5,274,500	Series A-2-3 Preferred Shares

SCHEDULE II-C

LIST OF SERIES A-3 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
TLZX Development Limited	44,309,000	Series A-3-1 Preferred Shares

SCHEDULE II-D

LIST OF SERIES A-4 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
TLZX Development Limited	2,756,880	Series A-4-1 Preferred Shares
TLZL Development Limited	4,220,000	Series A-4-1 Preferred Shares
Vision Plus Capital Fund LP	8,000,000	Series A-4-3 Preferred Shares
Welight Capital L.P.	9,583,500	Series A-4-1 Preferred Shares
Success Auto Limited	26,374,500	Series A-4-1 Preferred Shares
YH Argo (BVI) Limited	3,821,835	Series A-4-1 Preferred Shares
Wei Bi	753,989	Series A-4-1 Preferred Shares
Lee Family Living Trust DTD 9/17/2007, Charles M. Lee and Lily C. Lee, Trustees	2,513,296	Series A-4-1 Preferred Shares

SCHEDULE II-E

LIST OF SERIES A-5 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
YX Venture II Holdings Limited	4,689,000	Series A-5-2 Preferred Shares
YH Argo (BVI) Limited	9,377,500	Series A-5-1 Preferred Shares

SCHEDULE II-F

LIST OF SERIES A-6 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
TLZX Development Limited	5,251,540	Series A-6-1 Preferred Shares
CITIC Capital GL Limited	23,444,000	Series A-6-2 Preferred Shares
YH Argo (BVI) Limited	13,503,960	Series A-6-1 Preferred Shares

SCHEDULE II-G

LIST OF SERIES A-7 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
TLZX Development Limited	4,348,000	Series A-7-1 Preferred Shares
Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership ( 宁波梅山保税港区涌云铧信创业投资合伙企业（有限合伙）)	4,348,000	Series A-7-2 Preferred Shares
CITIC Capital GL Limited	4,348,000	Series A-7-2 Preferred Shares

SCHEDULE II-H

LIST OF SERIES A-8 INVESTORS

Name	Number of Shares Subscribed	Type of Shares
Coastal Frontier International Limited	80,000,000	Series A-8 Preferred Shares

SCHEDULE II-I

LIST OF OTHER SERIES A-7 INVESTOR

Name	Number of Shares Subscribed	Type of Shares
RONGXIN ASSETS (HK) CO., LIMITED	4,348,000	Series A-7-1 Preferred Shares

EXHIBIT A

NOTICES

To the Group Companies, Founders, and Founder HoldCos:

Address: 902/903, B4, Kexing Science Park, No.15, Keyuan Road, Nanshan District, Shenzhen City, Guangdong Province, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: HU Chaomei

To TLZX:

Address: 23/F, Special Zone Press Building, Shenzhen, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: XIAO Bin (肖冰)

To  Youxin:

Address: 5F, Tower A, Phoenix Plaza, No. A5 of Shuguang West Road, Chaoyang District, Beijing, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: ZHANG Le (张乐)

To Yonghua, :

Address: Address: 15/F, Park Center, NO.1088 Fangdian Road, Pudong New District, Shanghai, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: LI Jiazhen (李佳臻)

To VisionPlus:

Address: 66/F, The Center, 99 Queen’s Road Central, Central, Hong Kong

Telephone: XXXXXX

Email: XXXXXX

Attention: Terry Tian

To Citic Capital:

Address: c/o 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong

Telephone: XXXXXX

Email: XXXXXX

Attention: Ms. Janet Zhou/ Ms. Ellen Xue

To Welight Capital L.P:

Address: Room 2501, Shenzhen Venture Capital Building, 1001 Ke Yuan Road, Nanshan District, Shenzhen, PRC

Email: XXXXXX

Attention: Da Kuang

To TLZL Development Limited:

Address: Room 1203, Block 8, NO.1399 Pujian Rd, PuDong District, Shanghai, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: LIU Zhongyang (刘中扬)

To Series A-8 Investors:

Address: 4703-05, Plaza 66 Building 2, 1366 West Nanjing Road, Shanghai, PRC

Telephone: XXXXXX

Email: XXXXXX

Attention: XU Zhan (许湛)

EXHIBIT B

LIST OF WARRANTS

1.              Warrant granted to YIL Samoyed Ltd to purchase 38,770,500 Series A-1-2 Preferred Shares;

2.              Warrant granted to TLZX Development Limited to purchase (i) 44,309,000 Series A-3-2 Preferred Shares, (ii) 2,756,880 Series A-4-2 Preferred Shares, (iii) 5,251,540 Series A-6-2 Preferred Shares and (iv) 4,348,000 Series A-7-2 Preferred Shares;

3.              Warrant granted to Welight Capital L.P. to purchase 9,583,500 Series A-4-2 Preferred Shares;

4.              Warrant granted to Success Auto Limited to purchase 26,374,500 Series A-4-2 Preferred Shares;

5.              Warrant granted to YH Argo (BVI) Limited to purchase (i) 7,089,120 Series A-4-2 Preferred Shares, (ii) 9,377,500 Series A-5-2 Preferred Shares, (iii) 13,503,960 Series A-6-2 Preferred Shares;

6.              Warrant granted to RONGXIN ASSETS (HK) CO., LIMITED to purchase 4,348,000 Series A-7-2 Preferred Shares;